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                                                                    EXHIBIT 21.1

Simonds Industries Inc. [the "Company]
DE Corporation:   DOI 05/16/95;  FYE: 12/31

Address:   135 Intervale Road, P.O. Box 500, Fitchburg,
                          Worcester County, Massachusetts  01420

SUBSIDIARIES

1.         Simonds Industries FSC, Inc.
           US Virgin Islands Corporation:  DOI 10/3/88;  FYE: 12/31
           Address:  c/o Chase Trade, Inc.
                     Chase Financial Center
                     11A & 11B Curacao Gade
                     P.O. Box 6220, St. Thomas, VI  00804

2.         Simonds Industries Limited
           UK Corporation:  DOI 3/18/89;  FYE: 12/31;  Reg. No.:  2232753
           Address:  Unit 3 Motorway Industrial Estate
                     Sheffield  ENG  S9 1DH

3.         Simonds Industries Inc.
           Ontario Corporation:  DOI 3/22/88;  FYE: 12/31
           Reg. No.:  765648 (Ontario); A-27480  (BC, 5/24/88)
           Address:  106 East Drive
                     Brampton,  ONT  L6T 1C1

4.         Wespa Metallsagenfabrik Simonds Industries GmbH
           German Corporation:  DOI 11/00/92;  FYE 12/31
           Address:  Postfach 1165
                     34282 Spangenberg, Germany

5.         Strongridge Limited
           Ontario Corporation:  DOI 01/01/95;  FYE 12/31
           Reg. No.: 1111309
           Address:  106 East Drive
                     Brampton, Ontario  L6T 1C1

6.         Armstrong Manufacturing Company
           Oregon Corporation:  DOI 09/23/08;  FYE 12/31
           Address:  2135 NW 21st Avenue
                     Portland, OR  97208


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7.         Simonds UK Holding Limited
           UK Corporation:  DOI 1/18/98;  FYE: 12/31;  Reg. No. 3484408
           Address:  Unit 3 Motorway Industrial Estate
                     Sheffield  ENG  S9 1DH

8.         W. Notting Limited
           UK Corporation:  DOI 5/23/21;  FYE: 12/31  Reg. No. 174839
           Address:  67-75 Garman Road,  Tottenham
                     London  ENG  N17 OUE



W. Notting Limited ("Parent") - Subsidiaries

A.         Notting Sales Limited (England, doi 6/4/68)
           Registration No. 933186
           67-75 Garman Road, Tottenham, London  N17 OUE

B.         Notting Canada Inc. (Ontario, doi 3/9/77)
           Registration No. 354068

C.         Notting America, Inc. (New York, doi 3/26/81)

D.         Servitroquel  S.A. (Spain)

E.         Notting de Mexico S.A. (Mexico)

F.         ComputerCarton Limited (Guernsey)

This is a revised subsidiary list effective as of March 6, 2000.


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